Exhibit 99.1

Innotrac Corporation Announces 2013 Second Quarter Results

ATLANTA, GA (August 13, 2013) – Innotrac Corporation (NASDAQ: INOC) announced financial results today for the second quarter ended June 30, 2013.  The Company reported a 27% increase in net service revenues to $26.0 million for the three months ended June 30, 2013, up from $20.4 million for the same period last year.  This increase was fueled by the continued growth of strong blue chip clients as well as an expanded client base; driven by growth of eCommerce purchasing.

Total revenues for the quarter increased $6.4 million (28%) to $29.3 million, up from $22.9 million last year.  Total revenue for the six-month period ended June 30, 2013, increased $11.5 million (24%) to $58.6 million, from last year.

The Company reported net income of $1.0 million, or $0.07 per share, fully diluted, for the quarter, as compared to $0.4 million, or $0.03 per share for the same quarter of last year.   Net income for the six-month period ended June 30, 2013 was $2.0 million, or $0.15 per share, as compared to $0.9 million, or $0.07 per share, for the six months ended June 30, 2012.

“We have grown revenue by 27% over last year, doubled net income and earnings per share” said Scott Dorfman, Innotrac’s CEO.  “The business is continuing to grow thanks to our flexible integration methodology and unique partnership approach with our clients.  We take great pride in providing exceptional service and unparalleled metrics to manage their business, as consumers enjoy the convenience of eCommerce, and our clients continue to develop their omnichannel strategies to optimize inventory management.  We continue to demonstrate our strong operating leverage and an ability to scale volumes throughout the year.  We are committed to invest in technology and the expansion of our distribution network to offer exceptional solutions for our clients.”

“We ended the quarter with no outstanding advances on our line of credit, and over $4 million in cash,” said Steve Keaveney, CFO.  “We repaid a $1.6 million term loan from operating cash flow, further strengthening our balance sheet.  In addition to this, we secured a $25 million revolver with SunTrust Bank, our new banking Partner.”

About Innotrac
Innotrac Corporation, founded in 1984 and based near Atlanta, Georgia, is a best-in-class commerce provider integrating digital technology, fulfillment, contact center and business intelligence solutions to support global brands.  Innotrac’s fulfillment, order management and contact center solutions are integrated with all major web platforms, and seamlessly integrate with any required partner technologies.  The Company employs sophisticated order processing and warehouse management technology and operates eight fulfillment centers and one call center spanning all time zones across the continental United States.  Innotrac Europe GmbH has a network of fulfillment centers, call centers, and returns processing facilities with operations in the UK, Germany, France, Denmark, Sweden, Poland, Austria, Italy, Switzerland, Ireland, Spain and the Netherlands. Connect with Innotrac at www.innotrac.com or http://www.linkedin.com/company/innotrac.

Information contained in this press release, other than historical information, may be considered forward-looking in nature.  Forward-looking statements in this release include statements relating to future events and developments, as well as management’s expectations, beliefs, plans, estimates and projections relating to the future. Forward-looking statements are subject to various risks, uncertainties and assumptions.  Please refer to the Risk Factors discussed in Innotrac’s 2012 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.  Innotrac disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Contact

Steve Keaveney
Chief Financial Officer
678-584-4020
skeaveney@innotrac.com

INNOTRAC CORPORATION and SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$4,382	$4,005
Accounts receivable (net of allowance for doubtful accounts of $134 at June 30, 2013 and $136 at December 31, 2012)	21,084	23,216
Inventories, net	820	740
Prepaid expenses and other	1,493	1,107
Total current assets	27,779	29,068

Property and equipment:

Computers, machinery and equipment	45,953	42,877
Furniture, fixtures and leasehold improvements	10,319	10,055
	56,272	52,932
Less accumulated depreciation and amortization	(40,994)	(39,089)
	15,278	13,843

Other assets, net	1,408	1,281

Total assets	$44,465	$44,192

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,261	$10,409
Line of credit	-	-
Accrued salaries	2,532	2,854
Equipment lease payable	446	421
Accrued expenses and other	3,594	3,088
Equipment loan	-	1,620
Total current liabilities	16,833	18,392

Noncurrent liabilities:

Deferred compensation	908	837
Equipment lease payable	389	544

Other noncurrent liabilities	786	963
Total noncurrent liabilities	2,083	2,344

Shareholders’ equity:

Preferred stock: 10,000,000 shares authorized, $0.10 par value, no shares issued or outstanding	-	-
Common stock: 50,000,000 shares authorized, $0.10 par value, 13,245,440 shares issued and outstanding at June 30, 2013 13,155,440 shares issued and outstanding at December 31, 2012	1,325	1,316
Additional paid-in capital	66,876	66,784
Accumulated other comprehensive loss	(2)	(2)
Accumulated deficit	(42,664)	(44,656)
Total Innotrac shareholders’ equity	25,535	23,442
Noncontrolling interest	14	14

Total shareholders’ equity	25,549	23,456

Total liabilities and shareholders’ equity	$44,465	$44,192

INNOTRAC CORPORATION and SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2013 and 2012
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2013	2012
	(unaudited)	(unaudited)

Service revenues	$25,997	$20,449
Freight revenues	3,275	2,497
Total revenues	29,272	22,946

Cost of service revenues	12,831	9,624
Freight expense	3,193	2,411
Selling, general and administrative expenses	11,209	9,508
Depreciation and amortization	955	891
Total operating expenses	28,188	22,434
Operating income	1,084	512

Other expense (income):
Interest expense	77	69
Other (income) expense	(1)	3
Total other expense	76	72

Income before income taxes	1,008	440
Income taxes	30	-
Net income	978	440
Net loss attributable to noncontrolling interest	-	1
Net income attributable to Innotrac	$978	$441

Earnings per share:

Basic	$0.07	$0.03

Diluted	$0.07	$0.03

Weighted average shares outstanding:

Basic	13,245	13,010

Diluted	13,263	13,010

INNOTRAC CORPORATION and SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2013 and 2012
(in thousands, except per share amounts)

	Six Months Ended June 30,
	2013	2012
	(unaudited)	(unaudited)

Service revenues	$51,465	$41,769
Freight revenues	7,126	5,347
Total revenues	58,591	47,116

Cost of service revenues	25,448	19,958
Freight expense	6,889	5,176
Selling, general and administrative expenses	22,172	19,257
Depreciation and amortization	1,905	1,716
Total operating expenses	56,414	46,107
Operating income	2,177	1,009

Other expense:
Interest expense	155	122
Other expense	-	2
Total other expense	155	124

Income before income taxes	2,022	885
Income taxes	30	-
Net income	1,992	885
Net loss attributable to noncontrolling interest	-	1
Net income attributable to Innotrac	$1,992	$886

Earnings per share:

Basic	$0.15	$0.07

Diluted	$0.15	$0.07

Weighted average shares outstanding:

Basic	13,175	13,020

Diluted	13,188	13,020

INNOTRAC CORPORATION and SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2013 and 2012
(in thousands)

	Six Months Ended June 30,
	2013	2012
	(unaudited)	(unaudited)
Cash flows from operating activities:

Net income	$1,992	$885
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	1,905	1,716
Provision for bad debts	(1)	5
Stock compensation expense-restricted stock	102	68
Changes in operating assets and liabilities:
Accounts receivable, gross	2,133	1,243
Inventory	(80)	138

Prepaid expenses and other	(342)	(294)

Long-term assets	41	(68)
Accounts payable	(1,503)	(2,499)
Accrued expenses, accrued salaries and other	183	157
Long-term liabilities	(178)	(105)
Net cash provided by operating activities	4,252	1,246

Cash flows from investing activities:

Capital expenditures	(1,896)	(3,753)

Net change in noncurrent assets and liabilities	(9)	-

Net cash used in investing activities	(1,905)	(3,753)

Cash flows from financing activities:

Borrowings on equipment loan	-	1,800
Payments on equipment loan	(1,620)	-
Capital lease payments	(219)	(216)
Loan commitment fees	(131)	(37)
Net cash (used in) provided by financing activities	(1,970)	1,547

Net increase (decrease) in cash and cash equivalents	377	(960)

Cash and cash equivalents, beginning of period	4,005	3,283
Cash and cash equivalents, end of period	$4,382	$2,323

Supplemental cash flow disclosures:

Cash paid for interest	$123	$83
Non-cash investing and financing activities:
Capital lease for warehouse and computer equipment	$89	$862
Capital expenditures in accounts payable	$1,355	$216